                                                                    EXHIBIT 10.2

               AMENDMENT #1 TO SECURED CONVERTIBLE NOTE PURCHASE
                                   AGREEMENT

         This Amendment #1 (the "Amendment") to the Secured Convertible Note Purchase Agreement (the "Purchase Agreement") between Altiva Financial Corporation ("Altiva") and Value Partners, Ltd. ("Value Partners") dated as of August 31, 1999 is entered into as of December 13, 1999.

                                   RECITALS

      WHEREAS, Altiva and Value Partners are parties to the Purchase Agreement; and

      WHEREAS, the parties wish to increase the principal amount of 12% Secured Convertible Notes that may be issued pursuant to the Purchase Agreement by $250,000;

                                   AGREEMENT

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged Altiva and Value Partners agree as follows,

      1.    Section 1.1 of the Purchase Agreement is amended as follows:

            a. A definition of the term "Additional Notes" shall be added and shall read as follows: "'Additional Notes' means up to $250,000 principal amount of 12% Secured Convertible Notes due 2006 which may be issued and sold by the Company and purchased by the Purchaser pursuant to this Agreement substantially in the form of Exhibit B hereto, as amended, supplemented or otherwise modified from time to time."

            b. A definition of the term "Initial Notes" shall be added and shall read as follows: "'Initial Notes' means $7,000,000 principal amount of 12% Secured Convertible Notes due 2006 which may be issued and sold by the Company and purchased by the Purchaser pursuant to this Agreement substantially in the form of Exhibit B hereto, as amended, supplemented or otherwise modified from time to time."

            c. The definition of the term "Notes" shall be amended to read as follows: "'Notes' shall mean the Initial Notes and the Additional Notes."

            d. A definition of the term "Participation Agreement" shall be added and shall read as follows: "'Participation Agreement' means the participation agreement referred to in Section 6.13 hereof, as amended, supplemented or otherwise modified from time to time."

            e. The definition of the term Previously Disclosed shall be amended to read as follows: "'Previously Disclosed' means, with respect to the Initial Closing, disclosed in a letter dated the date hereof delivered from the Company to the Purchaser or from the Purchaser to the Company, as applicable, specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein. With respect to any Additional Closing, 'Previously Disclosed' shall mean a letter dated as of a date on or prior to the date of such Additional Closing, delivered from the Company to the Purchaser or from the Purchaser to the Company, as applicable, specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein."

      2. Article II of the Purchase Agreement is hereby amended to read as follows:

      "SECTION 2.1 PURCHASE AND SALE OF NOTES. Subject to the terms and conditions herein set forth: (i) the Company agrees that it will issue and sell to the Purchaser and the Purchaser agrees that it will purchase from the Company the principal amount of Initial Notes set forth opposite such Purchaser's name on Exhibit A hereto at a price equal to such principal amount; and (ii) the Company agrees that it will issue and sell to the Purchaser and the Purchaser agrees that it will purchase from the Company the principal amount of Additional Notes set forth opposite such Purchaser's name on Exhibit A hereto, as such exhibit may be amended, modified or supplemented by the parties from time to time.

      SECTION 2.2 CLOSING. Subject to the satisfaction or waiver of all of the conditions to the parties' obligations hereunder specified in Article IV of this Agreement: (i) the purchase and sale of the Initial Notes will take place at a closing (the "Initial Closing") to be held at the offices of Venable, Baetjer and Howard, LLP, in Baltimore, Maryland, at such time and on such day as the parties hereto mutually agree upon; and (ii) the purchase and sale of the Additional Notes will take place at a closing to be held at the offices of Venable, Baetjer and Howard, LLP, in Baltimore, Maryland (or at such other place as may be mutually designated by the parties), at such time and on such day as the parties hereto mutually agree upon (the "Additional Closing," and together with the Initial Closing the "Closing"). The date on which a Closing is to occur is referred to herein as a 'Closing Date.'"

      3. The introduction to Section 4.2 of the Purchase Agreement and paragraphs (b), (c) and (g) of such section are hereby amended to read as follows:

      "SECTION 4.2 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. Except as otherwise specified in this Section 4.2, the obligations of the Purchaser to fulfill its obligations under Section 2.1 hereof shall be subject to the satisfaction or waiver prior to the Closing relating to the Initial Notes and the Additional Notes, as applicable, of the following conditions:"

      "(b) The Company shall have delivered to the Purchaser a duly executed Note, registered in the name of the Purchaser, sufficient to evidence the Note to be issued and sold by the Company and purchased by the Purchaser, as set forth on Exhibit A hereto, as amended, modified or supplemented by the parties from time to time, against payment


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therefor to the Company in an amount equal to the principal amount thereof."

      "(c) The Purchaser shall have received, in form and substance reasonably satisfactory to it, (i) opinions, addressed to the Purchaser and dated the Closing Date, of King & Spalding and Venable, Baetjer and Howard, LLP special counsel to the Company, with respect to the indicated matters set forth in Exhibit F hereto and (ii) with respect to the Initial Closing, the opinions delivered pursuant to Sections 8.11 and 9.05 of the Stock Purchase Agreement, addressed to the Purchaser or otherwise indicated therein or in an accompanying document that they may be relied upon by the Purchasers as if addressed directly to them."

      "(g) The Purchaser and T. Rowe Price shall have entered into a Participation Agreement, substantially in the form previously provided by the Purchaser to the Company, pursuant to which T. Rowe Price shall purchase a participation interest in the Notes issued to the Purchaser pursuant to this Agreement as set forth therein."

      4. The introduction to Section 4.3 of the Purchase Agreement and paragraph (b) of such section are hereby amended to read as follows:

      "SECTION 4.3 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to fulfill its obligations under Section 2.1 hereof shall be subject to the satisfaction or waiver prior to the Closing relating to the Initial Notes and the Additional Notes, as applicable, of the following conditions:"

      "(b) The Purchaser shall have delivered to the Company a dollar amount equal to the principal amount of the Notes to be issued and sold by the Company and purchased by the Purchaser pursuant to this Agreement, as set forth on Exhibit A hereto, as amended, modified or supplemented by the parties from time to time, such amount to be payable (i) by wire transfer of immediately available funds to an account with a bank designated by the Company, by notice to the Purchaser to be provided no later than two Business Days prior to the Closing Date, or (ii) a federal (same day) funds check payable to the order of the Company."


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      4.    Section 6.13 of the Purchase Agreement is hereby amended as follows:

      "SECTION 6.13 PARTICIPATION INTERESTS. The Company acknowledges and agrees that (i) immediately following the Closing relating to the Initial Notes the Purchaser will sell an undivided participation interest in the Initial Note acquired by it in the amount of $2,000,000 to T. Rowe Price Recovery Fund II, L.P. ("T. Rowe Price") pursuant to a Participation Agreement of even date herewith, (ii) immediately following the Closing relating to the Additional Notes the Purchaser will sell an undivided participation interest in the Additional Note acquired by it in the amount of $250,000 to T. Rowe Price pursuant to an amended Participation Agreement and (iii) the Purchaser or any other registered holder of a Note shall have the right to sell additional participation interests in the Notes to T. Rowe Price and/or any other third party (individually a 'Participant' and collectively the 'Participants') on such terms as it may determine in its sole discretion. The Company acknowledges that the original intent of the parties hereto and T. Rowe Price was for T. Rowe Price to be a party to this Agreement and an acquirer of a Note or Notes with an aggregate principal amount of $2,000,000, that the Purchaser entered into this Agreement on the condition that T. Rowe Price be permitted to purchase a participation interest in the Notes and that the transaction was restructured to provide for T. Rowe Price's acquisition of a participation interest in the Notes in such amount solely because the Company is not eligible under the terms of certain of the mortgage-related securities included in the collateral subject to the Security Agreement to pledge an interest in such collateral directly to T. Rowe Price. Accordingly, the Company covenants and agrees that (i) the Purchaser or any other registered holder of a Note shall be entitled to obtain on behalf of an applicable Participant the benefits of this Agreement and each Related Agreement and (ii) the Company shall take such action as may be necessary or advisable in order to enable the Purchaser or any other registered holder of a Note to do the same and shall not at any time insist upon, plead or in any manner whatsoever claim that a Participant is not indirectly entitled to a right or benefit available to a registered holder of a Note under this Agreement or any Related Agreement because it is a Participant and not such a registered holder. Without in any way limiting the foregoing, the Company acknowledges and agrees that its obligations under the Registration Rights Agreement are for the benefit of both the holders of the Notes and Participants and that any shares of Common Stock acquired by a Participant upon conversion of a Note or Notes in which such Participant holds a participation interest shall be subject to the terms of the Registration Rights Agreement until such shares are no longer 'Transfer Restricted Securities,' as such term is defined therein."

      5. Section 6.14 of the Purchase Agreement is hereby deleted in its entirety.

      6. Exhibit A to the Purchase Agreement is hereby amended to read as set forth in Exhibit A hereto.


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      7.    It is understood that the parties are entering into this Amendment to facilitate the issuance of an additional $250,000 principal amount of Notes. In connection with the Closing related to such issuance, the parties agree to waive the following provisions:

            (a) Value Partners hereby waives the conditions to Closing contained in Sections 4.2(c) and 4.2(f) of the Purchase Agreement, provided that the consents referred to in the latter section are obtained within two Business Days after such Closing; and

            (b) The Company hereby waives the requirement to deliver a certificate specified in the condition to closing contained in Section 4.3(a) of the Agreement.

      8.    RECITALS; INCORPORATION.

            (a) The Company represents and warrants to the Purchaser that the Recitals to this Amendment are (i) true and accurate and (ii) an integral part of this Amendment.

            (b) Terms not otherwise defined herein shall have the meaning set forth in the Purchase Agreement.

      9.    AMENDMENT EFFECT.

      This Amendment is supplementary to the Purchase Agreement and the Related Agreements. All of the provisions of the Purchase Agreement and the Related Agreements, including, without limitation, the right to declare principal and accrued interest on the Notes due for any cause specified therein and the validity of all Liens created thereby, shall remain in full force and effect, except as herein expressly modified. The Purchase Agreement and the Related Agreements and all rights and powers created thereby and thereunder are in all respects ratified and confirmed. From and after the date hereof, the Purchase Agreement shall be deemed to be amended and modified as herein provided, but, except as so amended and modified, the Purchase Agreement shall continue in full force and effect and the Purchase Agreement and this Amendment shall be read, taken and construed as one and the same instrument. On and after the date hereof, the term "the Agreement" as used in all of the Related Agreements and "this Agreement" as used in the Purchase Agreement shall mean the Purchase Agreement as amended hereby.

      10. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. To induce the Purchaser to enter into this Amendment, the Company hereby represents and warrants to the Purchaser that:

      (i) The execution and delivery of this Amendment, and the performance by the Company of its obligations under this Amendment, the Purchase Agreement and the Related Agreements, as amended, are


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            within the Company's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary approvals of Governmental Entities and do not and will not contravene or conflict with any provisions of law or the Articles of Incorporation or Bylaws of the Company or any Subsidiary of the Company or of any agreement binding upon the Company or any Subsidiary of the Company;

      (ii) This Amendment, and each other instrument executed by the Company concurrently herewith, is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

      (iii) Except as Previously Disclosed, all of the representations and warranties of the Company made in the Purchase Agreement and the Related Agreements are true and correct as of the date hereof, except where such representation or warranty specifically relates to an earlier date. The Company hereby expressly remakes and reaffirms each and every representation, warranty and covenant set forth in the Purchase Agreement and the Related Agreements and for the benefit of the Purchaser, as if made on the date herein and fully set forth herein.

      (iv) Except as otherwise provided herein, no Event of Default or Default under the Notes exists and the Company is in full compliance with all the terms, conditions and provisions of the Purchase Agreement and the Related Agreements.

      11. REIMBURSEMENT OF EXPENSES. The Company agrees to pay all reasonable costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by the Purchaser and T. Rowe Price in connection with the negotiation, preparation and execution of this Amendment and acknowledges that such costs and expenses may be deducted from any amount payable by the Purchaser to the Company in connection with the issuance of Additional Notes.

      12. SEVERABILITY. If any provision (in whole or in part) of this Amendment, the Purchase Agreement or the Related Agreements or the application thereof to any Person or circumstances is held invalid or unenforceable, then such provision shall be deemed modified, restricted or reformulated to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Amendment, the Purchase Agreement or the Related Agreement, as applicable, and this Amendment and such


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other agreements shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein or therein, as applicable. The parties further agree to seek a lawful substitute for any provision found to be lawful. If such modification, restriction or reformulation is not reasonably possible, the remainder of this Amendment, the Purchase Agreement or the Related Agreements, as applicable, and the application of such provision to other Persons or circumstances will not be affected thereby and the provisions of this Amendment, the Purchase Agreement or the Related Agreements shall be severable in any such instance.

      13. WAIVER OF CLAIMS. The Company hereby acknowledges, agrees and affirms that it possesses no claims, defenses, offsets, recoupment or counterclaims of any kind or nature against or with respect to the enforcement of the Purchase Agreement or any Related Agreement or any amendments thereto (collectively, the "Claims"), nor does the Company now have knowledge of any facts that would or might give rise to any Claims. If facts now exist which would or could give rise to any Claim against or with respect to the enforcement of the Purchase Agreement or any Related Agreement, as amended by the amendments thereto, the Company hereby unconditionally, irrevocably and unequivocally waives and fully releases any and all such Claims as if such Claims were the subject of a lawsuit, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

      14. GOVERNING LAW. THE PARTIES HERETO ACKNOWLEDGE THAT THE TRANSACTIONS CONTEMPLATED BY THE PURCHASE AGREEMENT AND THE NOTES BEAR A REASONABLE RELATION TO THE STATE OF MARYLAND IN THAT, INTERALIA, T. ROWE PRICE HAS ITS PRINCIPAL PLACE OF BUSINESS IN THE STATE OF MARYLAND, PART OF THE NEGOTIATIONS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY HAS OCCURRED IN THE STATE OF MARYLAND AND THE CLOSING WILL OCCUR IN SUCH STATE. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

      15. REPRESENTATION BY COUNSEL. The Company hereby represents that it has been represented by competent counsel of its choice in the negotiation and execution of this Amendment, the Purchase Agreement and the Related Agreements; that it has read and fully understands the terms hereof; that the Company and its counsel have been afforded an opportunity to review, negotiate and modify the terms of this Amendment; and that it intends to be bound hereby.

      16. HEADINGS. The descriptive headings of the various provisions of this Amendment, the Purchase Agreement and the Related Agreements are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof. Section references in the Purchase Agreement shall be deemed to refer to the applicable Section set forth in this Amendment.


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      17.   COUNTERPARTS. This Amendment, the Purchase Agreement and the Related
Agreements may be executed in any number of counterparts, and by the different parties hereto and thereto on the same or separate counterparts, each of which, when so executed and delivered shall be deemed to be an original; all the counterparts for each such agreement shall together constitute one and the same agreement.

      18. FAX EXECUTION. For purposes of negotiating and finalizing this Amendment (including any subsequent amendments thereto), any signed document transmitted by facsimile machine ("FAX") shall be treated in all manner and respects as an original document. The signature of any party by FAX shall be considered for these purposes as an original signature. Any such FAX document shall be considered to have the same binding legal effect as an original document. The undersigned parties hereby agree that neither shall raise the use of the FAX or the fact that any signature or document was transmitted or communicated through the use of a FAX as a defense to the formation of this Amendment.

      19. NO THIRD PARTY BENEFICIARIES. This Amendment is solely for the benefit of the Purchaser and its successors and assigns (except as otherwise expressly provided herein) and nothing contained herein shall be deemed to confer upon any other Person any right to insist on or to enforce the performance or observance of any of the obligations contained herein. All conditions to the obligations of the Purchaser to purchase Additional Notes hereunder are imposed solely and exclusively for the benefit of the Purchaser and its successors and assigns and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms and no other Persons shall under any circumstances be deemed to be a beneficiary of such conditions.

      20.   TEXAS LANGUAGE.

      (a) THE PURCHASE AGREEMENT, TOGETHER WITH THE RELATED AGREEMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES THERETO WITH RESPECT TO THE MATTERS COVERED THEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

      (b)   THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.


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EXECUTED as of the date first above written.

                                VALUE PARTNERS, LTD.

                                By: /s/ Timothy G. Ewing
                                   ------------------------------------------
                                   Timothy G. Ewing
                                   Managing Partner of Ewing & Partners,
                                   general partner of Value Partners, Ltd.
                                   Its:   General Partner



                                ALTIVA FINANCIAL CORPORATION.

                                    /s/ Edward. B. Meyercord
                                ---------------------------------------------
                                By:  Edward B. Meyercord
                                Its: Chief Executive Officer


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                                                                      EXHIBIT A

                          TO SECURED CONVERTIBLE NOTE
                               PURCHASE AGREEMENT



Purchaser of Initial Notes:         Principal Amount of Initial Notes:           $7,000,000
---------------------------         ----------------------------------

Value Partners, LTD
4514 Cole Avenue - Suite 808
Dallas, Texas 75205
Attn: Mr. Timothy Ewing
(214) 522-2100 (TEL)
(214) 522-2176 (FAX)

Purchaser of Additional Notes:      Principal Amount of Additional Notes:        $  250,000
------------------------------      --------------------------------------

Value Partners, LTD
4514 Cole Avenue - Suite 808
Dallas, Texas 75205
Attn: Mr. Timothy Ewing
(214) 522-2100 (W)
(214) 522-2176 (FAX)


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